Exhibit 32.1

Certificate  Pursuant to 18 U.S.C. Section 1350, as  Adopted  Pursuant to

Section 906 of the  Sarbanes-Oxley  Act of 2002

I, Stephan  B.  Tanda, president and chief executive officer of AptarGroup, Inc., certify that (i) the Quarterly Report on Form 10-Q of AptarGroup, Inc. for the quarter ended June 30, 2017 (the “Form 10-Q”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of AptarGroup, Inc.

By:	/s/ STEPHAN B. TANDA
Stephan B. Tanda
President and Chief Executive Officer

August 2, 2017